EXHIBIT 99.1

Computer Programs and Systems, Inc. Announces Record Third Quarter Results; Company Declares Regular Quarterly Dividend of $0.22 Per Share

    MOBILE, Ala.--(BUSINESS WIRE)--Oct. 20, 2005--Computer Programs and Systems, Inc. (NASDAQ/NM:CPSI):

    Highlights:

    -- Established new high marks for quarterly net income, revenue and cash collections;

    --  Generated free cash flow of $4.8 million;

    -- Signed contracts for system installation at 11 new client hospitals, averaging $625,000 per facility; and

    --  Declared regular quarterly dividend of $0.22 per share.

    Computer Programs and Systems, Inc., a leading provider of healthcare information solutions, today announced results for the third quarter and nine months ended September 30, 2005.
    The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.22 (twenty-two cents) per share, payable on November 25, 2005, to shareholders of record as of the close of business on November 4, 2005.
    Total revenues for the third quarter ended September 30, 2005, increased 27.8% to $27.0 million, compared with total revenues of $21.1 million for the prior year period. Net income for the quarter ended September 30, 2005, increased 70.9% to $3.6 million, or $0.33 per diluted share, compared with $2.1 million, or $0.20 per diluted share, for the quarter ended September 30, 2004. Cash flow from operations for the third quarter of 2005 was $5.4 million, compared with $3.3 million for the same period last year.
    Total revenues for the nine months ended September 30, 2005, increased 37.7% to $80.4 million, compared with total revenues of $58.4 million for the prior year period. Net income for the nine months ended September 30, 2005, increased 137.9% to $10.2 million, or $0.96 per diluted share, compared with $4.3 million, or $0.41 per diluted share, for the nine months ended September 30, 2004. Cash provided from operations for the nine months ended September 30, 2005, was $11.8 million, compared with $8.0 million for the same period last year.
    Commenting on the results, David Dye, chief executive officer and president of CPSI, stated, "Our year-to-date performance is indicative of both a strong marketplace among community hospitals for information technology and our competitive success within that marketplace. Based on the continually increasing emphasis on the use of technology to improve financial and clinical efficiency and to provide caregivers with a secure electronic medical record for their patients, we remain optimistic about CPSI's long-term growth prospects."
    For the fourth quarter of 2005, the Company anticipates total revenues of $26.5 to $28.0 million and net income of approximately $3.5 to $3.8 million, or $0.33 to $0.35 per diluted share. CPSI's 12-month backlog as of September 30, 2005, was $77.3 million, consisting of $22.1 million in non-recurring system purchases and $55.2 million in recurring payments for support, outsourcing, ASP and ISP contracts.
    A listen-only simulcast and replay of CPSI's third quarter conference call will be available on-line at www.cpsinet.com and www.earnings.com on October 21, 2005, beginning at 9:00 a.m. Eastern Time.

    About Computer Programs and Systems, Inc.

    CPSI is a leading provider of healthcare information solutions for community hospitals with over 550 client hospitals in 45 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI's staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients' information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.
    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.



                  COMPUTER PROGRAMS AND SYSTEMS, INC.
             Unaudited Condensed Statements of Operations
                 (in thousands, except per share data)

                               Three Months Ended  Nine Months Ended
                                   September 30,     September 30,
                                -----------------   -----------------
                                  2005     2004       2005     2004
                                -------   -------   -------   -------

Sales revenues:
 System sales                   $12,480    $9,055   $37,779   $23,845
 Support and maintenance         10,982     9,454    31,688    28,018
 Outsourcing                      3,538     2,623    10,900     6,495
                                -------   -------   -------   -------
   Total sales revenues          27,000    21,132    80,367    58,358

Cost of sales:
 System sales                     8,511     7,048    24,932    19,627
 Support and maintenance          4,864     4,180    14,102    12,438
 Outsourcing                      2,168     1,482     6,255     3,833
                                -------   -------   -------   -------
   Total cost of sales           15,543    12,710    45,289    35,898
                                -------   -------   -------   -------
   Gross profit                  11,457     8,422    35,078    22,460

Operating expenses:
 Sales and marketing              1,911     1,405     5,520     4,134
 General and administrative       3,839     3,680    13,071    11,497
                                -------   -------   -------   -------
   Total operating expenses       5,750     5,085    18,591    15,631
                                -------   -------   -------   -------

   Operating income               5,707     3,337    16,487     6,829
Interest income, net                177        62       431       181
Other                              --          50         5       128
                                -------   -------   -------   -------
   Income before taxes            5,884     3,449    16,923     7,138
Provision for income taxes        2,319     1,363     6,715     2,848
                                -------   -------   -------   -------
   Net income                    $3,565    $2,086   $10,208    $4,290
                                =======   =======   =======   =======

Basic earnings per share          $0.34     $0.20     $0.97     $0.41
                                =======   =======   =======   =======
Diluted earnings per share        $0.33     $0.20     $0.96     $0.41
                                =======   =======   =======   =======

Weighted average
 shares outstanding:
  Basic                          10,604    10,490    10,541    10,490
  Diluted                        10,696    10,533    10,628    10,531

                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                       Condensed Balance Sheets
                            (in thousands)

                                                   Sept. 30,  Dec. 31,
                                                     2005      2004
                                                    -------   -------
ASSETS                                            (Unaudited)
Current assets:
 Cash and cash equivalents                          $10,588   $13,785
 Investments                                          8,174      --
 Accounts receivable, net of allowance for doubtful
  accounts of $1,560 and $1,636 respectively         12,972    11,765
 Financing receivables, current portion               1,504       974
 Inventory                                            1,807     1,475
 Deferred tax assets                                  1,559     1,397
 Prepaid expenses                                       441       438
 Prepaid income taxes                                  --         172
                                                    -------   -------
   Total current assets                              37,045    30,006

Financing receivables, long-term                        668       618
Property and equipment                               11,291    10,659
Accumulated depreciation                             (5,358)   (5,205)
                                                    -------   -------
   Total assets                                     $43,646   $36,078
                                                    =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $1,705      $970
 Deferred revenue                                     3,419     2,602
 Accrued vacation                                     1,953     1,631
 Other accrued liabilities                            1,829     2,323
 Income taxes payable                                   141      --
                                                    -------   -------
       Total current liabilities                      9,047     7,526

Deferred tax liabilities                                686       718

Stockholders' equity:
 Common stock, par value $0.001 per share,
  30,000,000 shares authorized, 10,608,083 and
  10,489,849 shares issued and outstanding               11        10
 Additional paid-in capital                          20,125    17,292
 Deferred compensation                                  (85)     (123)
 Accumulated other comprehensive income                 (53)     --
 Retained earnings                                   13,915    10,655
                                                    -------   -------
   Total stockholders' equity                        33,913    27,834
                                                    -------   -------
   Total liabilities and stockholders' equity       $43,646   $36,078
                                                    =======   =======

                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                    Other Supplemental Information
                            (In thousands)

The following table summarizes free cash flow for the Company:

                                                     Three      Nine
                                                     Months    Months
                                                     Ended     Ended
                                                   Sept. 30, Sept. 30,
                                                     2005       2005
                                                    -------   -------

Net cash provided by operating activities            $5,385   $11,829
Purchases of property and equipment                    (554)   (1,767)
                                                    -------   -------
Free cash flow                                       $4,831   $10,062
                                                    =======   =======

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

    CONTACT: Computer Programs and Systems, Inc.
             M. Stephen Walker, 251-639-8100